Exhibit 10.52
CONSULTANT AGREEMENT
THIS AGREEMENT (the “Agreement”) effective April 1, 2009, (hereinafter “Effective Date”) by and between OCULUS INNOVATIVE SCIENCES INC., with a place of business located at 1135 N. McDowell Blvd., Petaluma CA 94954 (hereinafter “Oculus”), a Delaware Corporation and Robert C. Burlingame, with a place of business located at 3546 N. Riverside Avenue, Rialto, California 92377 (hereinafter “Consultant”).
WHEREAS, Oculus desires that Consultant provide certain services including marketing, sales and advertising (such services, including all know-how, trade secrets, copyrights and patentable inventions, being hereinafter referred to collectively as the “Materials”);
WHEREAS, both Oculus and Consultant desire to set forth in writing the terms and conditions of their dealings, including rights as to the Materials;
NOW THEREFORE, in consideration of the premises hereof and the mutual covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1. CONSULTANT SERVICES
1.1	On the terms and conditions set forth herein, Oculus hereby engages Consultant during the term described below and Consultant hereby accepts such engagement. Consultant agrees to use its best efforts, at a level consistent with persons having a similar level of education, experience and expertise in the industry, in the performance of the services called for hereunder. This agreement is nonexclusive.
Section 2. TERM OF AGREEMENT
2.1	The term of this Agreement shall be for 6 months commencing at the Effective Date or such later date as agreed to by Oculus and the Consultant in writing (the “Initial Term”) and shall automatically renew subject to Section 10.1 below.
Section 3. INDEPENDENT CONTRACTOR
3.1	Consultant agrees that he shall be an independent contractor acting for or on behalf of Oculus. Consultant shall have no authority to contract for or bind Oculus in any manner. Consultant shall have no status as employee or any right to any benefits that Oculus grants its employees.
Section 4. COMPENSATION
4.1	Oculus agrees to pay Consultant or its designee 435,897 shares of restricted common stock for the services rendered by Consultant during the Initial Term of this Agreement. If this Agreement renews past the Initial Term, Oculus and Consultant agree to establish additional compensation for such subsequent periods.

Section 5. OBLIGATION FOR EXPENSE
5.1	Oculus will reimburse Consultant for reasonable and appropriate out-of-pocket business expenses according a budget as agreed by Oculus. Consultant shall be responsible for sending in an expense report per month. From time to time, in anticipation of certain expenses such as airfare, extended travel & living expenses, Oculus may advance certain monies pursuant to a mutually agreed upon expense budget.
Section 6. OWNERSHIP OF MATERIALS
6.1	Consultant agrees that all Materials, reports and other data or materials generated or developed by Consultant under this Agreement or furnished by Oculus to Consultant shall be and remain the property of Oculus. Consultant specifically agrees that all copyrightable Material generated or developed under this Agreement shall be considered works made for hire and that such material shall, upon creation, be owned exclusively by Oculus. To the extent that any such Material, under applicable law, may not be considered works made for hire, Consultant hereby assigns to Oculus the ownership of copyright in such Materials, without the necessity of any further consideration, and Oculus shall be entitled to obtain and hold in its own name all copyrights in respect of such Materials.
6.2	If and to the extent Consultant may, under applicable law, be entitled to claim any ownership interest in the Materials, reports and other data or materials generated or developed by Consultant under this Agreement, Consultant hereby transfers, grants, conveys, assigns and relinquishes exclusively to Oculus all of Consultant’s right, title and interest in and to such Materials, under patent, copyright, trade, secret and trademark law, in perpetuity or for the longest period otherwise permitted by law.
6.3	Consultant shall perform any acts that may be deemed necessary or desirable by Oculus to evidence more fully transfer of ownership of all Materials designated under this Section 6 to Oculus to the fullest extent possible, including but not limited to the making of further written assignments in a form determined by Oculus.
6.4	To the extent that any preexisting rights are embodied or reflected in the Materials, Consultant hereby grants to Oculus the irrevocable, perpetual, non-exclusive, worldwide, royalty-free right and license to (1) use, execute, reproduce, display, perform, distribute copies of, and prepare derivative works based upon such preexisting rights and any derivate works thereof and (2) authorize others to do any or all of the foregoing.
6.5	Consultant hereby represents and warrants that it has full right and authority to perform its obligations and grant the rights and licenses herein granted and that it has neither assigned nor otherwise entered into an agreement by which it purports to assign or transfer any right, title, or interest to any technology or intellectual property right

Oculus Innovative Sciences, Inc.
Consultant Agreement: Robert C. Burlingame
Contract # 321
April 1, 2009

that would conflict with its obligations under this Agreement. Consultant covenants and agrees that it shall not enter into any such agreements.
Section 7. PROTECTION OF PROPRIETARY MATERIALS
7.1	From the date of execution hereof and for as long as the information or data remain Trade Secrets, Consultant shall not use, disclose, or permit any person to obtain any Trade Secrets of Oculus, including any materials developed or generated hereunder (whether or not the Trade Secrets are in written or tangible form), except as specifically authorized by Oculus.
7.2	As used herein, “Trade Secret” shall mean a whole or any portion or phase of any scientific or technical information, design, process, procedure, formula, or improvement that is valuable and not generally known to competitors of Oculus.
7.3	Irreparable harm should be presumed if Consultant breaches any covenant in this Agreement for any reason. This Agreement is intended to protect Oculus’s proprietary rights pertaining to the Materials, and any misuse of such rights would cause substantial harm to Oculus’s business. Therefore, Consultant agrees that a court of competent jurisdiction should immediately enjoin any breach of this Agreement, upon a request by Oculus.
Section 8. RETURN OF MATERIALS
8.1	Upon the request of Oculus, but in any event upon termination of this Agreement, Consultant shall surrender to Oculus all memoranda, notes, records, drawings, manuals, computer services and other documents or materials (and all copies of same) pertaining to the Materials, reports and other data or materials generated or developed by Consultant or furnished by Oculus to the Consultant, including all materials embodying any Trade Secrets. This Section is intended to apply to all materials made or compiled by Consultant, as well as to all materials furnished to Consultant by Oculus or by anyone else that pertain to the Materials.
Section 9. SCOPE OF AGREEMENT
9.1	This Agreement is intended by the parties hereto to be the final expression of their agreement and it constitutes the full and entire understanding between the parties with respect to the subject hereof, notwithstanding any representations, statements, or agreements to the contrary heretofore made. This Agreement may be amended only in writing signed by the parties to this Agreement.
9.2	For purpose of enforcing this Agreement, all sections of this Agreement, except Section 4.1 hereof, shall be construed as covenants independent of one another and as obligations distinct from all other contracts and agreements between the parties hereto.
Section 10. TERMINATION
10.1	After the Initial Term, this Agreement may be terminated by either party upon thirty (30) days written notice to the other party. In the event of termination under this

Oculus Innovative Sciences, Inc.
Consultant Agreement: Robert C. Burlingame
Contract # 321
April 1, 2009

Section by either party prior to the expiration of the term hereof, Oculus shall be obligated to compensate Consultant at the rate established herein for services performed prior to the date of such termination. The respective obligations and covenants of the parties und this Agreement, which by their nature extend beyond the expiration or termination of this Agreement, including, without limitation, its confidentiality and warranty provisions, shall survive the termination or expiration of this Agreement.
Section 11. GOVERNING LAW
11.1	This Agreement is made under and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the State of California. Sole and exclusive jurisdiction in any case or controversy arising under this Agreement or by reason of this Agreement shall be with the Sonoma County Superior Court or the United States District Court for the Northern District of California, and for this purpose each party hereby expressly and irrevocably consents to the exclusive jurisdiction of such courts.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

CONSULTANT		OCULUS INNOVATIVE SCIENCES INC.

By:	/s/ Robert C. Burlingame	By:	/s/ Jim Schutz

	Robert C. Burlingame	Jim Schutz
Vice President of Corporate Development and General Counsel

Oculus Innovative Sciences, Inc.
Consultant Agreement: Robert C. Burlingame
Contract # 321
April 1, 2009